UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):             November 3, 2006

HOUSTON WIRE & CABLE COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52046	36-4151663
(Commission File Number)	(IRS Employer Identification No.)

10201 North Loop East Houston, TX	77029
(Address of Principal Executive Offices)	(Zip Code)

(713) 609-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On November 3, 2006, HWC Wire & Cable Company, a wholly owned subsidiary of Houston Wire & Cable Company (the “Company”) entered into the Tenth Amendment, dated as of November 3, 2006 (the “Tenth Amendment”), to the Amended and Restated Loan and Security Agreement dated as of May 22, 2000 among HWC Wire & Cable Company, the lenders named therein and Bank of America, N.A., as agent (the “Loan Agreement”).  The Tenth Amendment eliminates a $4.5 million Term A loan facility, leaving only a $45 million revolving loan facility; extends the maturity of loans under the Loan Agreement from May 1, 2007 until May 21, 2010; and reduces the rate at which the facility bears interest, as well as the unused facility fees.  A copy of the Tenth Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Resident.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

10.1

Tenth Amendment, dated as of November 3, 2006, to the Amended and Restated Loan and Security Agreement dated as of May 22, 2000 among HWC Wire & Cable Company, the lenders named therein and Bank of America, N.A., as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON WIRE & CABLE COMPANY

Date: November 6, 2006	By:	/s/ Nicol G. Graham
Nicol G. Graham
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Tenth Amendment, dated as of November 3, 2006, to the Amended and Restated Loan and Security Agreement dated as of May 22, 2000 among HWC Wire & Cable Company, the lenders named therein and Bank of America, N.A., as agent.